EXHIBIT 10.12
OFFICE LEASE

STATE OF North Carolina:	FINAL
COUNTY OF Mecklenburg :
     THIS LEASE (the “Lease”), is made this the 26th day of May, 2000, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership, [customize for each state’s ownership entity] hereinafter “Landlord” and STRATEGIC OUTSOURCING, INC., a Delaware corporation, hereinafter (whether one or more) “Tenant”:
W I T N E S S E T H :
     Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:
     1. PREMISES. The property hereby leased to Tenant is that area shown on Exhibit A hereto attached, which consists of approximately 16,878 rentable square feet, which is located in what is sometimes called the Fourteen Parkway Building (the “Building”), located at 5260 Parkway Plaza Business Park, Suite 140, Charlotte, North Carolina (the “Premises”).
     If Landlord and Tenant desire for improvements to be made to the Premises prior to the Commencement Date such improvements shall be made pursuant to the workletter attached hereto as Addendum 2 (the “Workletter”).
     2. TERM. This Lease Term (the “Term”) is for sixty-six (66) months, and shall commence on August 1, 2000 (“Commencement Date”), and shall expire (unless sooner terminated or extended as herein provided) at midnight on January 31, 2006 (“Expiration Date”). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply.
     If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, then this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Commencement Date and Expiration Date of this Lease, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession to Tenant. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed sixty (60) days after the Commencement Date set forth in the first sentence of this Section 2 (except that those delays beyond Landlord’s control, including, without limitation, those encompassed in the meaning of the term “force majeure”, or caused by Tenant (the “Delays”) shall be excluded in calculating such period). If Landlord does not deliver possession to Tenant within such period, then Tenant may terminate this Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than seventy (70) days after the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent (as hereinafter defined) shall commence on the earlier of: (i) the Commencement Date; (ii) occupancy of the Premises by Tenant for the operation of its business; or (iii) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant. Unless the context otherwise so requires, the term “Rent” as used herein includes both Base Rent and Additional Rent as set forth in Section 4.
     If the Expiration Date, as determined herein, does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Term (including any extension by Landlord pursuant to this Section 2) and Expiration Date may be set forth in a commencement letter (the “Commencement Letter”) prepared by Landlord and executed by Tenant.

     3. USE. The Premises may be used only for general office purposes in connection with Tenant’s present business and be occupied by no more than Six (6) persons per One Thousand (1,000) rentable square feet (the “Permitted Use”), but for no other use without Landlord’s prior written consent. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted or which is in violation of the general rules and regulations for tenants (a copy of the present rules are attached as Exhibit B) as may be developed or modified from time to time by Landlord effective as of the date delivered to Tenant or posted on the Premises providing such rules are uniformly applicable to all tenants in the Building (the “Rules and Regulations”), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Tenant may not make any use that is or may be a nuisance or trespass, which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of an increase in any of Landlord’s insurance premiums which results from Tenant’s use or occupancy of the Premises, if Tenant does not pay Landlord, on demand, the amount of such increase, Landlord may treat such use as a default hereunder.
     4. RENT. As used herein, the term “Rent” shall mean Base Rent (as hereinafter defined) plus Additional Rent (as hereinafter defined). Tenant shall pay to Landlord Rent, on or before the first day of each calendar month during the Term, without previous demand or notice therefor by Landlord and without set off or deduction; provided, however, if the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date. Notwithstanding anything contained herein to the contrary, Tenant’s obligation, to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease. For each monthly Rent payment Landlord receives after the tenth (10th) day of the month, Landlord shall be entitled to all remedies provided under Sections 13 and 14 below, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all remedies provided under Sections 13 and 14 below and a lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.
     4.1 BASE RENT. The minimum base rent for the Term shall be the sum of ONE MILLION FOUR HUNDRED FOURTEEN THOUSAND SEVEN HUNDRED THIRTEEN AND 96/100 Dollars ($1,414,713.96) per Lease Addendum No. 1 (the “Base Rent”). For the first twelve months of the Term, Base Rent shall be payable, in advance, in equal monthly installments of TWENTY-ONE THOUSAND FOUR HUNDRED FORTY-NINE AND 12/100 Dollars ($21,449.12) and thereafter shall be increased pursuant to Section 27 below or as set forth on Lease Addendum No. 1.
     4.2 ADDITIONAL RENT. As used in this Lease, the term “Additional Rent” shall mean all sums and charges, excluding Base Rent, due and payable by Tenant under this Lease, including, but not limited to, the following:
     (a) sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax shall be imposed on Landlord and Landlord shall be prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this Lease, unless, legally, Tenant can and does reimburse Landlord for such tax.
     (b) Tenant’s Proportionate Share (as hereinafter defined) of the increase in Landlord’s Operating Expenses (as hereinafter defined) as set forth in Addendum Number 3.
     5. SERVICES BY LANDLORD. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants, during business hours of 8:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State holidays) and Saturdays 8:00 A.M to 1:00 P.M., the following services; janitorial services (five (5) days a week after normal working hours), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish the Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2’ x 4’ fixtures. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent light, dimmers and all lighting controls other than controls for the aforesaid building standard florescent lighting shall be serviced, replaced and maintained at Tenant’s expense. Landlord shall also furnish the Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time, provided that Landlord shall have no obligation to provide more than (3.5) watts per usable square foot of electricity for convenience outlets serving the Premises. After hours heating and air conditioning is available at a current charge of ($15.00) per hour, with a minimum of Two (2) hour per occurrence. All additional costs resulting from Tenant’s extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord’s prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord. Landlord shall further provide six (6) parking spaces per One Thousand rentable square feet of unreserved free parking, for Tenant’s employees and visitors throughout the term of this Lease and any extensions thereof. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall provide Tenant with 101 after hour access cards to the Premises. Should Tenant require additional cards, or require replacement cards, a Ten Dollar ($10.00) charge will be assessed, for each additional card or to replace each card.
     Tenant shall report to Landlord immediately any defective condition in or about the Premises known to the best of Tenant’s knowledge and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.
     6. TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD’S DUTIES AND RIGHTS. Subject to the terms of the attached Workletter, if any, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that Tenant has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and constitutes Tenant’s acceptance “as is”. Landlord makes no representation or warranty as to the condition of said Premises. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Any specialized use of elevators must be coordinated with Landlord’s property manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises except upon written notice by Landlord. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant’s misuse or primary negligence; (iii) repair and replace special equipment or decorative treatments installed by or at Tenant’s request and that serve the Premises only, except if this Lease is ended because of casualty loss or condemnation; and (iv) not commit waste. Tenant, however, shall make no structural or interior alterations of the Premises. If Tenant requires alterations, Tenant shall provide Landlord’s managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of five percent (5%) to be paid to Landlord’s managing agent). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. On termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore the Premises, at Tenant’s sole expense, to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing such alterations could be after the filing thereof. Should Tenant fail to discharge such lien within such ten (10) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, within thirty (30) days, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all reasonable administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.
     Notwithstanding anything to the contrary set forth above in this Section 6, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, then Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of fifteen percent (15%) per annum, whichever is less) accruing from the date of expenditure through the date paid.
     Except for repairs and replacements that Tenant must make under this Section 6, Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment). This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all exterior (outside of walls) systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under Section 6 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.
     7. DAMAGES TO PREMISES. If the Premises shall be partially damaged by fire or other casualty insured under Landlord’s insurance policies, and if Landlord’s lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, promptly repair and restore the Premises (exclusive of improvements made by Tenant, Tenant’s trade fixtures, decorations, signs, and contents) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Landlord. If by reason of such occurrence: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the-Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, then Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within forty-five (45) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred twenty-first (121st) and one hundred thirty-sixth (136th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred twenty (120) days of such casualty. However, if Landlord is prevented by Delays as defined in Section 2, from completing the restoration within said one hundred twenty (120) day period, and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen (15) days after the occurrence thereof, such notice to contain the reason for the Delays and a good faith estimate of the period of the Delays caused thereby, then Landlord shall have an additional period beyond said one hundred twenty (120) days, equal to the Delays in which to restore the damaged areas of the Building; and Tenant may not elect to terminate this Lease until said additional period requited for completion has expired with the Building not having been substantially restored. In such case, Tenant’s fifteen (15) day notice of termination period shall begin to run upon the expiration of Landlord’s additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant’s liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for Abatement of Rent hereinafter set forth.
     Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant’s improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a. condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.
     If, by reason of such fire or other casualty, the Premises is rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. Tenant shall continue the operation of Tenant’s business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. However, if such damages or other casualty shall be caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent. Except for the abatement of the Rent hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.
     8. ASSIGNMENT-SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without first obtaining the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Section 8, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock Possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 8, Tenant may assign or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same Permitted Use as provided under Section 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant under its lease. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord title is paramount, and that it can do nothing to affect or impair Landlord’s title.
     If Landlord consents to any assignment or subletting, Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease transaction, including Landlord’s reasonable attorneys’ fees.
     If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then fifty percent (50%) of any such excess shall be paid over to Landlord by Tenant. If Landlord assists Tenant in finding a permissible subtenant Landlord shall be paid a mutually agreeable fee for such assistance in addition to a fee in an amount necessary to cover the subtenant’s improvements to the Premises or any portion thereof so assigned or sublet.
     9. TENANT’S COMPLIANCE; INSURANCE REQUIREMENTS. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, now existing or hereafter adopted, including the Rules and Regulations.
     Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s managing agent, (presently Highwoods Realty Limited Partnership and its affiliates) and Tenant, Commercial General Liability insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained herein. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property and fixtures located in the premises and any improvements made by Tenant for their full replacement value and with coinsurance waived, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.
     Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.
     Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. Subject to the foregoing: (a)Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant’s use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Tenant, or any officer, agent, employee contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through, (iv) above, or any action brought thereon; and (b) Landlord shall indemnify and hold Tenant harmless from and against any and all claims arising out of any act of negligence of Landlord with respect to the Premises and, the common areas of the Building, including any and all damages, losses, liabilities, lawsuits, costs and expenses including attorney’s fees at all tribunal levels arising in connection with any such claim or claims as described above.
     If such action is brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant’s insurer, or other counsel acceptable to Landlord. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of this Lease.
     Landlord shall keep the Building, including the improvements, insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.
     Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant’s request insured to the same degree as Tenant’s personal property.
     Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are locked with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the non-procuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which, might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless accepted in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.
     10. SUBORDINATION-ATTORNMENT-LANDLORD FINANCING. Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee. Tenant, within ten (10) days after request to do so from Landlord or its mortgagee, will execute such agreement making this Lease superior or subordinate and containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may request, and will agree to attorn to said mortgagee provided the mortgagee agrees not to disturb Tenant’s possession hereunder so long as Tenant is in compliance with this Lease. Further, Tenant agrees to execute within five (5) days after request therefor, and as often as reasonably requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant’s knowledge regarding this Lease, the Premises, or Tenant’s use thereof, including, but not limited to date of occupancy, Expiration Date, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Tenant shall attach, to such estoppel certificate copies of all modifications or amendments.
     Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee as herein, provided) to cure, any Landlord default hereunder; and Tenant agrees to accept such cure it effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired. Tenant agrees to attorn to any successor Landlord.
     11. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises (including any exterior doors), or the exterior walls therefor, or in any window therein, without the prior written consent of Landlord. Landlord will provide a sign for Tenant at the entrance to its Premises and on a building directory. Landlord agrees that Tenant, as part of Tenant’s improvements as set forth in Addendum ___, and at Tenant’s sole cost and expense, shall be allowed to erect Park standard building mounted signage, the design and location of which shall be subject to the prior written consent of Landlord. No sign other than the Landlord’s standard building sign may be placed on the Premises without the prior consent of Landlord.
     12. ACCESS TO PREMISES. Landlord shall have the right, at all reasonable times with reasonable notice (provided however no notice shall be required in any circumstance that Landlord considers an emergency situation), either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, and (iii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times for inspection to show prospective tenants if within one hundred eighty (180) days prior to the Expiration Date as extended by any exercised option. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after hours, but in no event shall Tenant’s use of and access to the Premises after hours compromise the security of the Building. Landlord shall have the right to enter the Premises at any time in the event of an emergency.
     13. DEFAULT. If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within fifteen (15) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of fifteen (15) days and Tenant does not within said fifteen (15) day period commence and thereafter with reasonable diligence completely cure the breach within thirty (30) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord at its option may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant’s Rent and all other obligations of Tenant to Landlord hereunder, then Tenant shall immediately pay the difference on demand to Landlord, but if in excess of tenant’s Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; or (iii) without obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.
     All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.
     The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same Or any other covenant or condition herein contained.
     No acceptance by Landlord of a lesser sum than the Base Rent, administrative charges, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and

Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.
     In addition, no payments of money by Tenant to Landlord after the expiration or termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.
     Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents from Tenant.
     14. MULTIPLE DEFAULTS.
     (a) Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other such or similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.
     (b) Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether any such default is cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a security deposit in, or increase the existing Security Deposit by, a sum equal to two (2) months’ installments of Base Rent. Any security deposit posted pursuant to the foregoing sentence shall be governed by Section 20 below.
     (c) Should Tenant default under this Lease on more than two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.
     15. PROPERTY OF TENANT. Tenant shall pay timely any and all taxes levied or assessed against or upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Tenant (if not in default hereunder), prior to the Expiration Date of this Lease may remove all fixtures and equipment which it has placed in the Premises, providing Tenant repairs all damages caused by such removal; provided, however, that Tenant grants Landlord a valid first lien security interest (and Tenant shall sign financing statements so evidencing) to secure all rents and other sums of money due hereunder, upon all of Tenant’s personal property situated in the Premises, and said property shall not be removed therefrom without the consent of Landlord until all sums due Landlord have been paid and satisfied, which lien herein granted may be foreclosed in the manner and form provided by law for foreclosure of a security interest in personal property. Any statutory lien for Rent is not waived, the contractual lien herein granted being in addition thereto. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.
     16. BANKRUPTCY. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that, with respect to any such assumption or assignment, the term “adequate assurance” shall include at lease the following;
     (a) In order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.
     (b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use allowed under Section 3 above and such proposed assignee shall continue to engage in the Permitted Use. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.
     (c) Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.
     17. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire award for the affected portion of the Building. Tenant shall have no right or claim to advance any claim. against Landlord for any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled. Any such award shall not reduce the amount of the award otherwise payable to Landlord, if any.
     18. ADA GENERAL COMPLIANCE. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, and Tenant shall use all reasonable efforts to fully comply with The Americans With Disabilities Act of 1990 (the “ADA”). Landlord’s responsibility for compliance with ADA shall include the common areas and restrooms of the Building, but not the Premises.
     If Tenant receives any notices alleging violation of ADA relating to any portion of the Building or of the Premises; any written claims or threats regarding non-compliance with ADA and relating to any portion of the Building or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with ADA and relating to any portion of the Building or of the Premises, then Tenant shall, within ten (10) days after receipt of such, advise Landlord in writing, and provide Landlord with copies of any such claim, threat, action or investigation (as applicable).
     19. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, Tenant shall have and enjoy peacefully the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Budding, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.
     20. SECURITY DEPOSIT.
     21. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

RENT PAYMENT
ADDRESS:	HIGHWOODS REALTY LIMITED PARTNERSHIP

P.O. Box 65224
Charlotte, North Carolina 28265-0224
Tax ID# 56-1869557

LEGAL NOTICE
ADDRESS FOR LANDLORD:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
4944 Parkway Plaza Boulevard, Suite 250
Charlotte, North Carolina 28217
Attn: Manager, Lease Administration
Facsimile: (704) 357-1342

WITH A
COPY TO:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration

TENANT:	Strategic Outsourcing, Inc.
5260 Parkway Plaza Blvd. Suite 140
Charlotte, North Carolina 28217
Attn: John Thigpen
Facsimile # (704) 523-2158

WITH A
COPY TO:	Strategic Outsourcing, Inc.
P.O. Box 241448
Charlotte, North Carolina 28224
Attn: John Thigpen
Facsimile#: (704) 523-2289
     Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in section (ii) or (iii) above and written confirmation of receipt of transmission shall be provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and-the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.
     Notices may be given on behalf of any party by such party’s legal counsel.
     22. HOLDING OVER. If Tenant shall hold over after the Expiration Date or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in the foregoing Section 4.1, as such rental amount may have been increased in accordance with the terms of such Section 4.1 hereof, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the

Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.
     23. RIGHT TO RELOCATE. If the Premises comprise less than fifty percent (50%) of the floor where located, Landlord, at its option, may substitute for the Premises other space (hereafter called “Substitute Premises”) within the “Parkway Plaza at any time during the Term or any extension of this Lease. Insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least sixty (60) days written notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have thirty (30) days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the one hundred and eighty (180) days from the date of the aforesaid notice. In the event Landlord exercises its rights hereunder to terminate this Lease, Landlord shall provide Tenant with up to two dollars ($2.00) per rentable square foot of the Premises as reimbursement to Tenant for Tenant’s actual moving costs.
     Landlord agrees to construct or alter, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord’s work is substantially completed.
     If such relocation occurs after the Commencement Date, then Landlord shall pay Tenant’s reasonable cost of moving Tenant’s furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.
     Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent, will continue despite Tenant’s relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, the same terms and conditions of this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease, including, without limitation, Tenant’s Rent, which shall not increase as a result of Tenant’s relocation to the Substitute Premiese.
     Except as provided above, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this provision including, but not limited to, the loss of goodwill, business, or profits.
     24. BROKER’S COMMISSIONS. Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except Lincoln Harris/Chase Monroe whose address is 4201 Congress Street, Suite 175, Charlotte, North Carolina 28209. Landlord shall pay only any commissions or fees that are payable to the above-named broker with respect to this Lease in accordance with the rules and regulations of the North Carolina Real Estate Commission. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.
     25. ENVIRONMENTAL COMPLIANCE.
     (a) Tenant’s Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called “Laws”). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.
     (b) Tenant’s Liability: Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 25 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws and in a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 25.
     (c) Property. For the purposes of this Section 25, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.
     (d) Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time with reasonable notice, (provided however no notice shall be required in any circumstance that Landlord considers an emergency situation), as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 25. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 25. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 25, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.
     (e) Landlord’s Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Section 25 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.
     (f) Tenant’s Liability After Termination of Lease. The covenants contained in this Section 25 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 25.
     26. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, and prevail in such action, Tenant shall be liable for the costs and expenses of Landlord, including its reasonable attorneys’ fees (at all tribunal levels). This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this

Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent. This Lease may not be recorded without Landlord’s prior written consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment. This Lease shall be interpreted and enforced in accordance with the laws of the State of North Carolina. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of North Carolina, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.
     27. SPECIAL CONDITIONS OR ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease. [If there are no special conditions or addenda, the word NONE shall be written in the blank below.]
     27.1 FIRST RIGHT OF OFFER. Provided Tenant is not in default, and has neither sublet nor assigned this Lease, during the Term of this Lease Tenant shall have the first right of offer to lease all first generation “shell” space contiguous to the Premises, (“Additional Space”) on the following terms: (a) Landlord shall, before leasing all or any portion of the Additional Space to any person or entity, first offer to lease all or such portion of the Additional Space to Tenant on the terms and conditions of the market rate of space in the Fourteen Parkway Plaza Building at the time this first offer is made available; (b) Tenant shall then have five (5) business days in which to accept or reject such offer by written notice to Landlord; and (c) If Tenant does not accept such offer within said five (5) business days, Landlord shall thereafter be free, for a period of ninety (90) days, to lease all or any portion of the Additional Space to a third party on such terms and conditions as Landlord deems appropriate. If Tenant declines any two offers of Additional Space during the Term of this Lease, then Tenant’s rights under this Section 27.1 shall be deemed terminated and this Section 27.1 shall automatically be of no further force or effect.
27.2 EXPANSION/TERMINATION OPTION.
     (a) Provided that the Tenant is not in default and Tenant has given Landlord two hundred and seventy (270) days prior written notice, (the “Expansion Notice”) then Tenant shall have an expansion option between the thirtieth and forty-eighth month of the original Term of this Lease subject to the following:
(i)	IKON Office Solutions’ (or its successors) right of first refusal on all second generation space in Fourteen Parkway Plaza;

(ii)	The minimum expansion space shall be 5,000 rentable square feet and the maximum shall be 10,000 rentable square feet.

(iii)	In the event Tenant exercises its expansion option within Fourteen Parkway Plaza, the rental rate shall be at the then current rental rate for the Building at the time of expansion;

(iv)	The Term of the Lease shall be extended such that the minimum remaining Term shall be sixty (60) months from the effective date of the expansion; and

(v)	Landlord shall provide Tenant with an upfit allowance of $17.00 per rentable square foot for the expansion space and $2.00 per rentable square foot refurbishment allowance for the original space.
     (b) In the event Landlord cannot accommodate Tenant’s expansion requirement in Fourteen Parkway Plaza; Landlord may provide alternative contiguous space at Parkway Plaza or Oakhill Business Parks subject to the following terms:
(i)	Minimum lease term of 5 years from the effective date of the expansion/relocation;

(ii)	The rental rate shall be adjusted to the rental market rate for the applicable building/park. Landlord agrees to hire an independent third party to determine the “market rate”; and

(iii)	Landlord shall provide an upfit allowance of $15.00 per square foot, less any unamortized improvements remaining from the Premises at Fourteen Parkway Plaza. In the event the Tenant moves into First Generation “shell space” within Parkway Plaza or Oakhill Business Park, Landlord shall provide an allowance of $17.00 per square foot, less any unamortized improvements remaining from Fourteen Parkway Plaza.
     (c) In the event Landlord is unable to confirm space availability at parkway Plaza or Oakhill Business Park within 90 days (effective date which is within Tenant’s Expansion Notice period) from the date of receipt of Tenant’s Expansion Notice, Tenant may cancel this Lease upon sixty (60) days prior written notice after the thirty-sixth month with no penalty.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in two originals, of the day and year first above written.

	LANDLORD:	TENANT:

	Highwoods REALTY LIMITED PARTNERSHIP	STRATEGIC OUTSOURCING, INC.
a North Carolina Limited Partnership
By: Highwoods Properties, Inc.
a Maryland Corporation
Its: General Partner

By:	//s//	By:	//s// John B. Thigpen

	Senior Vice President	Title:	Vice President — Financing

Witness:	//s// CHRIS ANN BROTHERTON	Witness:	//s// DANIEL A. WELBOURNE

	(signature)		(signature)

	Chris Ann Brotherton	Daniel A. Welbourne

	(print name)	(print name)

	Witness: //s// PATRICIA UNDERWOOD WYNNE	Witness: //s// JAMES W. NEAL

	(signature)		(signature)

	Patricia Underwood Wynne	James W. Neal

	(print name)	(print name)

ADDENDUM ONE
Minimum Rent

					Annual	Monthly
From (1)		Through (2)		Rate (3)	Amount (4)	Installment (5)
Commencement Date		Month	4	$0.00	$0.00	$0.00
Month	5	Month	16	$15.25	$257,389.50	$21,449.13
Month	17	Month	28	$15.71	$265,153.38	$22,096.12
Month	29	Month	40	$16.18	$273,086.04	$22,757.17
Month	41	Month	52	$16.66	$281,187.48	$23,432.29
Month	53	Month	64	$17.16	$289,626.48	$24,135.54
Month	65	Month	66	$17.16	$48,271.08	$24,135.54
					$1,414,713.96

(1)	Unless otherwise indicated, beginning on the first day of the specified full calendar month following the Commencement Date.

(2)	Unless otherwise indicated, through and including the last day of the specified full calendar month following the Commencement Date.

(3)	Per rentable square foot per year.

(4)	Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve (12) months.

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LEASE ADDENDUM NO. [ALLOWANCE]
     WORKLETTER. This Lease Addendum Number 2 (the “Second Addendum”) shall set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date (“Tenant Improvements”). This Second Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (i) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.
     In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:
1.	Space Planning Design and Working Drawings. On Tenant’s behalf, Landlord shall provide and designate architects and engineers, who, at Tenant’s expense, which expense shall be deducted from the Allowance (as hereinafter defined), will do the following:
a.	Attend a reasonable number of meetings with Tenant and Landlord’s agent to define Tenant’s requirements. Landlord shall provide one complete space plan prepared by Landlord’s architect in order to obtain Tenant’s approval. Tenant shall approve such space plans, in writing, within Ten (10) days after receipt of the space plans.

b.	Complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

c.	Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises.

d.	All plans and working drawings for the construction and completion of the Premises shall be subject to Landlord’s prior written approval. Any changes or modifications Tenant desires to make to such plans or working drawings shall also be subject to Landlord’s prior approval. Landlord agrees that it will not unreasonably withhold its approval of the plans and working drawings floor the construction of the Premises, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of such plans and working drawings by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays. Landlord may condition its approval of plans and working drawings upon extension of the Commencement Date of the Lease if such plans and drawings in design or materials for the Building in which the Premises are located and may condition its approval of Tenant design in advance for such improvements estimated to cost more than the Allowance.
2.	Allowance. Landlord agrees, at its sole cost and expense to provide an allowance of up to $19.00 per rentable square foot, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the “Allowance”); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant implements. Landlord has already contributed $.10 per rentable square foot for a preliminary space plan and Tenant agrees that said $. 10 shall be deducted from the $19.00 allowance. Tenant shall be allowed to designate any portion of the Allowance to be applied against Tenant’s moving costs, (including cabling, furniture breakdown, moving or furniture set up) provided however, Tenant shall be responsible for any Tenant Improvement costs (including moving costs if so designated) that exceed $19.00 per rentable square foot.

3.	Signage and Keying. Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by Landlord and deducted from the Allowance.

4.	Work and Materials at Tenant’s Expense
a.	Landlord shall deliver the Premises in “shell” condition with ceiling grid, high pressure HVAC, distribution and control systems completed and with ceiling tile and lights stacked on the floor or installation. Low

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pressure HVAC duct and distribution shall not be included in the above described “shell” condition. Prior to commencing and providing any such work or materials to the Premises, Landlord shall select a licensed general contractor or contractors (the “Contractor”) to construct and install the Tenant Improvements and Landlord shall submit to Tenant written estimates of the cost of such work and materials and Tenant shall approve said estimates in writing within five (5) business days after the receipt thereof. Landlord shall not be authorized to proceed thereon until such estimate is mutually agreed upon and approved in writing and delivered to Landlord. Landlord’s written estimate shall include a construction supervision fee of N/A% to manage and oversee the work to be done on Tenant’s behalf.
b.	Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor’s general conditions, overhead and profit). Tenant will be billed for such costs and expenses as follows: (i) N/A% of such costs and expenses shall be due and payable upon Tenant’s approval of the cost estimates for the Tenant Improvements; (ii) N/A% of such costs and expenses shall be due and payable when such work is substantially completed as defined in Section 6 below; (iii) one hundred percent (100%) of such costs and expenses shall be due and payable upon final completion of such work. If unpaid within ten (10) days after receipt of invoice, then the outstanding balance shall accrue at the rate of one percent (1%) per month until paid in full; or (iv) amortized over the Term of the Lease at an interest rate of eleven and one-half percent (11.5%) payable as part of Tenant’s monthly installments of Rent.
5.	Tenant Plan Delivery Date
a.	Tenant covenants and agrees that although certain plans and drawings may be prepared by Landlord’s architect or engineer, Tenant shall be solely responsible for the timely completion of plans and drawings and it is hereby understood time is of the essence.

b.	Tenant covenants and agrees to deliver to Landlord final plans and working drawings for the Tenant Improvements on or before June 15, 2000, (the “Tenant Plan Delivery Date”). It is vital that the final working drawings be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such plans and working drawings, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the initial Tenant Improvements, and to substantially complete the Premises within the time frame provided in the Lease.
6.	Substantial Completion
a.	The Premises shall be deemed to be substantially complete when the work to the performed by Landlord pursuant to the plans and working drawings approved by Landlord and Tenant has been completed and approved by the appropriate governmental authorities, as certified by Landlord and architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant’s use of the premises (i.e., “punch list items”).

b.	Notwithstanding the foregoing, if Landlord shall be delayed in substantially completing the Premises as a result of:

(i)	Tenant’s failure to furnish to Landlord on or before the Tenant Plan Delivery Date the final plans and working drawings for the construction and completion of the Premises; or

(ii)	Tenant’s failure to furnish plans and/or Tenant’s failure to approve Landlord’s cost estimates within the time specified in Section 4 herein and/or Tenant’s failure to approve the space plan within the time specified in Section 1 herein; or

(iii)	Tenant’s changes in the Tenant Improvements or the plans therefor (notwithstanding Landlord’s approval of any such changes); or

(iv)	Tenant’s request for changes in or modifications to such plans or working drawings subsequent to the Tenant Plan Delivery Date; or

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(v)	Inability to obtain non-building standard materials, finishes or installations requested by Tenant; or

(vi)	The performance of any work by any person, firm or corporation employed or retained by Tenant; or

(vii)	Any other act or omission by Tenant or its agents, representatives, and/or employees;
then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been substantially completed on the date that Landlord and architect determine that the Premises would have been substantially completed if such delay or delays had not occurred.
7.	Materials and Workmanship. Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved plans and working drawings. Landlord agrees to exercise due diligence in completing the construction of the Premises.

8.	Repairs and Corrections. Landlord agrees to repair and correct any work or materials installed by Landlord or its Contractor in the Premises that prove defective as a result of faulty materials, equipment, or workmanship and that first appear within ninety (90) days after the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord’s Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

9.	Possession by Tenant. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than thirty (30) days after Tenant commences occupancy of the Premises, and except for any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

10.	Access During Construction. During construction of the Tenant Improvements in the Premises with the approval of Landlord, Tenant shall be permitted reasonable access to the Premises, as long as such access does not interfere with or delay construction work on the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Premises.

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LEASE ADDENDUM NO. 3 [EXPENSE STOP]
     ADDITIONAL RENT — OPERATING EXPENSE PASS THROUGH. For each Calendar Year (as hereinafter defined) during the Term, Tenant agrees to pay to Landlord, as Additional Rent, in a lump sum, Tenant’s Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building, above $4.75 per rentable square foot of the Building or $432,250 (the “Expense Stop”). For purposes of calculating Tenant’s Proportionate Share of real and personal property taxes, Landlord shall use the first full Calendar Year or the Calendar Year in which the Building and improvements are completed and are fully assessed, whichever shall be later. Tenant’s Proportionate Share shall be calculated by dividing the 16,878 rentable square feet of the Premises by 91,000 net rentable square feet of the Building, which equals 18.5% during any Calendar Year the occupancy of rentable area in the Building is less than full, then Operating Expenses (as hereinafter defined) will be adjusted for such Calendar Year as though at least 95% of the rentable area had been occupied. As used herein, the term “Calendar Year” shall mean each of the twelve month periods (or any portion thereof) during the Term beginning on January 1 and ending on the next following December 31. The year 2000 operating expenses, which are subject to change prior to the Commencement Date, are estimated to be as follows:

Category	2000 (Project)
Taxes	$1.08
Insurance	$0.04
Tenant Electric	$1.60
Utilities (Water/Sewer/Gas/Trash)	$0.11
Cleaning/Janitorial	$0.90
Repair/Maintenance	$0.05
Grounds/Security/CAM	$0.40
Administration/Mgmt. Fee	$0.47
Other Misc.	$0.10

Total	$4.75
     As used herein, the term “Operating Expenses” shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees (not to exceed three percent (3%), and common area expenses; provided, however, the term “Operating Expenses” shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the “Annual Statement”).
     For the Calendar Year commencing on [the first January 1 immediately following the Commencement Date] and for each Calendar Year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such Calendar Year above the Expense Stop. Landlord shall send a written statement of the amount of Tenant’s Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly or annually, Tenant’s Proportionate Share of such increase in Operating Expenses. Within ninety (90) days after the end of each Calendar Year, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit, such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant. After the Expiration Date or any termination of this Lease, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than the December 31, then Additional Rent shall be prorated on a 365-day Calendar Year (or 366 if a leap year).

ADDENDUM NO. 4
OPTION TO EXTEND LEASE TERM
     1. Option to Extend. Tenant shall have the right and option to extend the Lease (the “Renewal Option”) for one additional period of Five (5) years (the “Renewal Lease Term”); provided however such Renewal Option is contingent upon the following (i) Tenant is not in default at the time Tenant gives Landlord written notice of Tenant’s intention to exercise the Renewal Option; (ii) upon the Expiration Date Tenant has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; (iv) Tenant is not disqualified by multiple defaults as provided in the Lease; and (v) Tenant is occupying the Premises. Tenant shall exercise each Renewal Option by giving Landlord written notice at least one hundred eighty (180) days prior to the Expiration Date. lf Tenant fails to give such notice to Landlord prior to said one hundred eighty (180) day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease.
     2. Term. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term “Term”, as used in the Lease, shall mean the “Renewal Lease Term”.
     3. Termination of Renewal Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant, then the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.
     4. Base Rent for Renewal Lease Term. The Rent for the Renewal Lease Term shall be a the Fair Market Rental Rate, determined as follows:
     Definition. The term “Fair Market Rental Rate” shall mean the market rental rate for the time period such determination is being made for office space in class “A” office buildings in the Charlotte, North Carolina area (“AREA”) of comparable condition for space of equivalent quality, size, utility and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the AREA (such as moving expense allowance, free rent periods, and lease assumptions and take-over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant’s cost), and whether adjustments are then being made in determining the rental rates for renewals in the AREA because of concessions being offered by Landlord to Tenant (or the lack thereof for the Renewal Lease Term in question). For purposes or such calculation, it will be assumed that Landlord is paying a representative of Tenant a brokerage commission in connection with the Renewal Lease Term in question, based on the then current market rates.
     Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the “FMR Notice”) for the Premises for the Renewal Lease Term in question within thirty (30) days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing within ten (10) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord written notice that Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Tenant notifies Landlord of Tenant’s disagreement with Landlord’s assessment thereof, then Landlord and Tenant shall each appoint an independent real estate appraiser with at least five (5) years’ commercial real estate appraisal experience in the AREA market. The two appraisers shall then, within ten (10) days after their designation, select an independent third appraiser with like qualifications. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either Landlord or Tenant, by giving five (5) days prior written notice thereof to the other, may apply to the then presiding Clerk of Superior Court of Mecklenburg County for selection of a third appraiser who meets the qualifications stated above. Within twenty (20) business days after the selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Rental Rate. If a majority of the appraisers is unable

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to agree upon the Fair Market Rental Rate by such time, then the two (2) closest appraisals shall be averaged and the average will be the Fair Market Rental Rate. Tenant and Landlord shall each bear the entire cost of the appraiser selected by it and shall share equally the cost of the third appraiser.
          Administration. If Tenant has exercised the Renewal Option and the Fair Market Rental Rate for the Renewal Lease Term has not been determined in accordance with this Lease Addendum No. Four by the time that Rent for the Renewal Lease Term is to commence in accordance with the terms hereof, then Tenant shall pay Rent for the Renewal Lease Term based on the Fair Market Rental Rate proposed by Landlord pursuant to this Lease Addendum No. Four until such time as the Fair Market Rental Rate has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Tenant such that Tenant is charged Rent based on the Fair Market Rental Rate (as finally determined pursuant to this Lease Addendum No. Four) for the Renewal Lease Term during the interval in question.

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EXHIBIT A
Legal Description/Space Plan
(to be provided)

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EXHIBIT B
Rules and Regulations
1.	Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.	Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises.

3.	Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.	Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.	Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matter other than that provided for above.

6.	Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.	Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.	Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

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9.	Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and slightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

10.	Additional Locks. Tenant shall not attach, or permit to be attached, additional Iocks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises,

11.	Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

12.	Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.	Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.	Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15.	Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare food in the demises (heating coffee and individual lunches of employees excepted) except by express permission or Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16.	Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s Permitted Use as specified in Section 3 of the Lease.

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17.	Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.

18.	Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to Landlord at (704) 357-8873.

19.	Parking. Parking is in designated parking areas only. There may be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.	Janitorial Service. The janitorial staff will remove all trash from trash cans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (704) 357-8873.

21.	Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

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MEN
ELEC.
WOMEN
MAIL
JAN
TEL

HIGHWOODS PROPERTIES

STRATEGIC OUTSOURCING, INC.

SPACE PLAN - PAGE 1 OF 2
FOURTEEN PARKWAY PLAZA
LEVEL ONE
15,344 USF / 16,878 RSF
SCALE: NOT TO SCALE
DATE: APRIL 10, 2000
REV. DATE: APRIL 14, 2000

SMITH DESIGN ASSOCIATES

STRATEGIC OUTSOURCING, INC.
NOTES & LEGENDS - PAGE 2 OF 2
FOURTEEN PARKWAY PLAZA
LEVEL ONE
15,344 USF / 16,878 RSF
DATE: APRIL 10, 2000
REV. DATE: APRIL 14, 2000

KEY PLAN

GENERAL NOTES

1. DOORS, STAIN, FRAMES, AND HARDWARE TO MATCH BUILDING STANDARD.
2. PROVIDE HVAC, THERMOSTATS, SMOKE DETECTORS, FIRE ALARMS, DIFFUSERS, ETC. AS REQUIRED BY CODE.
3. INSTALL STOCKPILED 2 X 2 CEILING TILE, GRID AND 2 X 4 FLUORESCENT FIXTURES TO SUIT NEW WALL LAYOUT.
4. PROVIDE 4 X 8 PLYWOOD PHONE BOARD. PAINT TO MATCH COLOR OF WALL.
5. PROVIDE CARPET ($12.00 INSTALLED ALLOWANCE), LATEX PAINT (2 COATS), AND RUBBER BASE THROUGHOUT TO MATCH BUILDING STANDARD UNLESS NOTED OTHERWISE.
6. PROVIDE VINYL COMPOSITION TILE AT GALLEY, BREAK, WORK, STORAGE, AND COMPUTER ROOMS TO MATCH BUILDING STANDARD.
7. PROVIDE 25"D BASE CABINET WITH ADA COMPLIANT SINK (HOT & COLD WATER) WITH 12"D CABINETS ABOVE. PROVIDE (1) ADJUSTABLE SHELF PER CABINET. SHELVES TO RECEIVE WHITE MELAMINE. CABINETS AND COUNTERTOP TO RECEIVE PLASTIC LAMINATE. INCLUDE (2) DIRECT WATER LINES.
8. PROVIDE AS ADD OPTION FIVE (5) 12"D ADJUSTABLE MELAMINE SHELVES ON STANDARDS AND BRACKETS
9. PROVIDE COAT ROD AND SHELF. PAINT TO MATCH WALL.
10. CASED OPENING HEAD HEIGHT TO MATCH THAT OF ADJACENT DOOR FRAME.
11. PROVIDE 20 MINUTE LABEL ENTRY DOOR WITH HOLLOW METAL FRAME, AUTOMATIC CLOSER, LOCKSET, AND APPROVED LEVER HARDWARE.

WALL LEGEND

- EXISTING DECK HIGH PARTITION (ONE HOUR RATED)
- NEW DECK HIGH PARTITION (ONE HOUR RATED)
- NEW CEILING HIGH PARTITION
- PROVIDE 42" HIGH PARTITION 12"D STAINED WOOD TRANSACTION COUNTER. PROVIDE BRACING AS NECESSARY.
- NEW DOOR, U.N.O.

ELECTRICAL LEGEND

- DUPLEX RECEPTACLE
- QUADRAPLEX RECEPTACLE
- DEDICATED DUPLEX RECEPTACLE
- DEDICATED QUADRAPLEX RECEPTACLE
- TELEPHONE RECEPTACLE
- FAX RECEPTACLE
- VOICE/DATA RECEPTACLE
- WH — WATER HEATER CONNECTION
- JB — JUNCTION BOX THAT SUPPLIES EACH WORKSTATION WITH (2) DUPLEX AND (1) VOICE/DATA RECEPTACLE. ALLOW (1) CIRCUIT FOR EVERY (2) WORKSTATIONS.
- "8" — DENOTES NUMBER OF WORKSTATIONS
- FLUSH MOUNTED FLOOR BOX
- PP — POWER POLE THAT SUPPLIES EACH WORKSTATION WITH (2) DUPLEX AND (1) VOICE/DATA RECEPTACLE. ALLOW (1) CIRCUIT FOR EVERY (2) WORK-STATIONS. POWER POLE TO BE PROVIDED BY TENANT.

NOTE: ASSUME ALL ELECTRICAL SHOWN IS NEW

HIGHWOODS PROPERTIES

SMITH DESIGN ASSOCIATES